                                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                              COVANSYS CORPORATION
                              (SEPTEMBER 15, 2004)

                                TABLE OF CONTENTS

                                                                        PAGE
ARTICLE I          Shareholders.....................................     1
Section        1.  Annual Meeting...................................     1
Section        2.  Special Meetings.................................     1
Section        3.  Place and Time of Meetings.......................     1
Section        4.  Notice of Meetings...............................     1
Section        5.  Fixing of Record Dates...........................     1
Section        6.  List of Shareholders.............................     2
Section        7.  Quorum...........................................     2
Section        8.  Organization.....................................     2
Section        9.  Proxies..........................................     2
Section        10. Voting...........................................     2

ARTICLE II         Board of Directors...............................     3
Section        1.  Number and Term of Office........................     3
Section        2.  Qualification....................................     4
Section        3.  Removal, Vacancies, and Additional Directors.....     4
Section        4.  Place of Meeting.................................     4
Section        5.  Regular Meetings.................................     4
Section        6.  Special Meetings.................................     4
Section        7.  Notice...........................................     4
Section        8.  Quorum...........................................     4
Section        9.  Compensation of Directors........................     5
Section        10. Organization.....................................     5
Section        11. Dissents.........................................     5
Section        12. Voting Requirements..............................     5

ARTICLE III        Committees.......................................     5
Section        1.  Appointment and Powers...........................     5

ARTICLE IV         Officers.........................................     6
Section        1.  Officers.........................................     6
Section        2.  Chairman of the Board............................     7
Section        3.  President........................................     7
Section        4.  Vice Presidents..................................     7
Section        5.  Secretary........................................     7
Section        6.  Treasurer........................................     7
Section        7.  Assistant Secretary and Assistant Treasurer......     7
Section        8.  Giving of Bond by Officers.......................     8
Section        9.  Absence or Disability............................     8
Section        10. Voting Upon Stocks...............................     8

Section        11. Compensation of Officers.........................     8

ARTICLE V          Capital Stock....................................     8
Section        1.  Certificates for Shares..........................     8
Section        2.  Lost, Stolen or Destroyed Certificates...........     8
Section        3.  Transfer of Shares...............................     9
Section        4.  Regulations......................................     9
Section        5.  Lien.............................................     9
Section        6.  Dividends........................................     9

ARTICLE VI     General Provisions...................................    10
Section        1.  Corporate Seal...................................    10
Section        2.  Checks, Notes, Etc...............................    10
Section        3.  Fiscal Year......................................    10
Section        4.  Loans, Contracts and Conveyances.................    10
Section        5.  Waiver of Notice.................................    10
Section        6.  Action Without Meeting...........................    11
Section        7.  Participation by Communication Equipment.........    11
Section        8.  Indemnification by the Corporation...............    11
Section        9.  Insurance........................................    12
Section        10. Dealing with Corporation.........................    12

ARTICLE VII        Amendments.......................................    13
Section        1.  Amendment........................................    13

                                     BYLAWS
                                       OF
                        COMPLETE BUSINESS SOLUTIONS, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held at such time and place as shall be determined by resolution of the Board of Directors.

      SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by a majority of the Board of Directors acting with or without a meeting, by the Chairman of the Board of Directors (if such office is filled), or by the President, and shall be called by the President or Secretary at the written request of any number of shareholders holding together not less than 25% of the total outstanding shares of any class of stock of the Corporation entitled to vote at such meeting. Each such request shall state the purpose or purposes for which the meeting is to be called.

      Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than ten nor more than 60 days after the delivery or mailing of such request, as such officer may fix. If such notice is not given within 15 days after the delivery or mailing of such request, then the person or persons making such request may call a meeting and give or cause to be given notice in the manner as provided in the Bylaws.

      SECTION 3. PLACE AND TIME OF MEETINGS. Any meeting of shareholders may be held at the principal office of the Corporation, or at such other place either within or without the State of Michigan and at such time as shall be designated in the notice of the meeting.

      SECTION 4. NOTICE OF MEETINGS. Written notice of the time, place and purposes of a meeting of shareholders shall be given, except as otherwise required by law or provided in the Articles of Incorporation or Bylaws, not less than ten nor more than 60 days before the date of such meeting to each shareholder of the Corporation entitled to vote at such meeting, either personally or by mailing such notice to each such shareholder's address as the meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Section 4.

      SECTION 5. FIXING OF RECORD DATES. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date shall not be more than 60 nor less than ten days before the date of the meeting, nor more than 60 days before any other action. This Section 5 shall not affect the rights between a shareholder and his transferor or transferee.

      SECTION 6. LIST OF SHAREHOLDERS. The Secretary of the Corporation shall make and certify, or cause any agent having charge of the stock transfer books for the Corporation to make and certify, a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the address of and number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to the names of the shareholders entitled to examine the list or to vote at the meeting.

      SECTION 7. QUORUM. At any meeting of shareholders, the holders of a majority in number of all the shares of each class of the capital stock of the Corporation issued and outstanding, entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number of shares of each class shall be required by law, by the Articles of Incorporation or by a Bylaw adopted by the shareholders, and in that case the representation of the number of shares so required shall constitute a quorum.

      The shareholders present in person or by proxy at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shareholders present.

      SECTION 8. ORGANIZATION. The Chairman of the Board (if such office is filled) the President, or a Vice President shall call meetings of shareholders to order, and shall act as Chairman of such meetings. The Secretary of the Corporation shall act as secretary of all meetings of shareholders; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

      SECTION 9. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for such shareholder by proxy. A proxy shall be signed by the shareholder or such shareholder's authorized agent or representative. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

      SECTION 10. VOTING. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. The vote upon any matter as to which a vote by ballot is required by law, and, upon the demand of any shareholder, the vote upon any other matter before the meeting, shall be cast by ballot; otherwise all votes shall be cast orally. Except as to the election of the Directors and as otherwise provided by law or by the Articles of Incorporation, when an action is to be taken by a vote of the shareholders it shall be authorized by a majority of the votes cast by the holders of the shares entitled to vote thereon. Except as otherwise provided by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at an election.

      Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted, nor shall any stock so owned be counted in determining whether a quorum is present at any meeting.

      Shares of the capital stock held by a person in a representative or fiduciary capacity may be voted by such person without a transfer of the shares into such person's name. Except as otherwise provided by law, shares of the capital stock held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons. A shareholder whose shares are pledged is entitled to vote the shares unless or until such shares have been transferred into the name of the pledgee or a nominee or proxy of such pledgee.

      The requirements of Section 780 of the Michigan Business Corporation Act, MCLA Section 450.1780, shall not apply to Business Combinations (as that term is defined in Chapter 7A of the Michigan Business Corporation Act, MCLA Section
450.1775 et seq.) between the Company, Fidelity Information Services, Inc. or any of its affiliates. Solely to the extent, if any, that a Business Combination (as that term is defined in Chapter 7A of the Michigan Business Corporation Act, MCLA Section 450.1775 et seq.) would result from the exercise of any warrants issued to CDR-Cookie Acquisition, L.L.C. or any of its affiliates under the Recapitalization Agreement, the requirements of Section 780 of the Michigan Business Corporation Act, MCLA Section 450.1780, shall not apply to any such Business Combinations between the Company, CDR-Cookie Acquisition, L.L.C. or any of its affiliates.

      Chapter 7B of the Michigan Business Corporation Act, MCLA Section 450.1790 et seq., (the "Control Share Act") shall not apply to Control Share Acquisitions (as such term is defined in the Control Share Act) of shares of the Company.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      SECTION 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The business, affairs and property of the Corporation shall be managed and controlled by a Board of at least one but not more than twelve (12) Directors, as determined by the Board of Directors or shareholders from time to time. The Directors shall be divided into three classes, each as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting of shareholders after such classification, a number of Directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors need not be shareholders of the Corporation or residents of the State of Michigan. A Director shall hold office for the term for which such Director is elected and until such Director's successor is elected and qualified, or until such Director's resignation or removal. A Director may resign by written notice to the Corporation.

      SECTION 2. QUALIFICATION. Each Director shall qualify either by accepting the election as a Director in writing, or by acting at a meeting of the Board of Directors.

      SECTION 3. REMOVAL, VACANCIES, AND ADDITIONAL DIRECTORS. The holders of a majority in number of the shares of the capital stock of the Corporation outstanding and entitled to vote at an election of Directors may remove any Director or the entire Board of Directors only for cause, and may the vacancy or vacancies thereby created. Under this Section, "cause" shall mean any one or more of the following events or circumstances: (1) a Director's conviction of a felony or conduct by a Director with respect to his duties hereunder which is fraudulent or materially illegal; (2) a Director's willful neglect of duties or gross negligence in the performance of his duties which materially and adversely affects the business of the Corporation; provided that, in the case of termination under clause (2) above, the Director shall first be given written notice by the Board specifying the reasons for the removal and shall have failed within 30 days thereafter to cure the related conviction, violation or negligence under clauses (1) or (2) above. Vacancies caused by such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director, the creation of additional directorships, or for any other reason, may be filled by the affirmative vote of a majority of the Directors then in office though less than a majority of the number of Directors authorized by Section 1 of this
Article II; provided, however, that the term of office of any Director so elected to fill such vacancy shall expire at the next election of Directors by the shareholders.

      SECTION 4. PLACE OF MEETING. The Board of Directors may hold their meetings in such place or places in the State of Michigan or outside the State of Michigan as the Board of Directors from time to time shall determine.

      SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be delivered personally or by mail to each Director at least 15 days before the first meeting held pursuant such resolution.

      SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board (if such office is filled), the President, or by a majority of the Directors then in office. Notice of the time and place of holding each special meeting shall be given to each Director at least three days before the meeting. Any and all business may be transacted at any special meeting.

      SECTION 7. NOTICE. Notice of regular or special meetings of the Board of Directors need not specify the purpose of the meeting or the business that may be transacted thereat, and may be personally delivered or transmitted by mail, facsimile or telephone.

      SECTION 8. QUORUM. Subject to the provisions of Section 3 of this Article II, a majority of the members of the Board of Directors then in office, or a majority of the members of a committee thereof, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

      SECTION 9. COMPENSATION OF DIRECTORS. Directors shall not be entitled to receive compensation for their services except as expressly authorized by the Board of Directors from time to time.

      SECTION 10. ORGANIZATION. The Chairman of the Board (if such office is filled) shall preside and act as chairman at all meetings of the Board of Directors. In the event there is no Chairman of the Board or in the absence of the Chairman of the Board, the President shall so preside, and in the absence of the President, a chairman shall be elected from the Directors present. If present, the Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

      SECTION 11. DISSENTS. A Director who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any matter is taken shall be presumed to have assented to the action unless such Director's dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall send such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. It shall be the duty of the Secretary to record such dissents in or with, as the case may be, the minutes of the meeting at which the action to which the dissent relates was taken. Such right to dissent shall not apply to a Director who voted in favor of or consented in writing to such action. A Director who is absent from a meeting of the Board of Directors or a committee thereof of which such Director is a member, at which any action is taken, is presumed to have concurred in the action unless such Director files a written dissent with the Secretary of the Corporation within a reasonable time after such Director obtains knowledge of the action.

      SECTION 12. VOTING REQUIREMENTS. Except as specifically provided in the Standstill and Shareholder Rights Agreement dated April 26, 2004 between the Corporation and Fidelity Information Services, Inc. (the "Standstill Agreement"), a vote of a majority of the Directors present at any meeting of the Board of Directors, or of a committee thereof, at which a quorum is present, constitutes the action of the Board of Directors or of the committee, unless the vote of a larger number is required by the Articles of Incorporation, the Bylaws, or applicable law, or in the case of a committee, by resolution of the Board of Directors

                                   ARTICLE III

                                   COMMITTEES

      SECTION 1. APPOINTMENT AND POWERS. Subject to the provisions of the Standstill Agreement, unless otherwise provided in the Articles of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of a committee who shall replace an absent or disqualified member at a meeting of the committee. A majority of any such committee may determine its action and fix the time and place of its meetings unless otherwise provided by the Board of Directors, the Articles of Incorporation, the Bylaws, or law. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee. In the absence or disqualification of a member, or alternate member, if any, of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. A committee, to the extent provided in the resolution of the Board of Directors, may exercise all powers and authority of the Board of Directors in management of the business, affairs and property of the Corporation, subject to any limitations provided by law or the Articles of Incorporation. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at such time and from time to time as requested by the Board of Directors. Failure to submit such record will not invalidate such acts and proceedings to the extent such acts and proceedings have been carried out by the Corporation prior to the time the record of such action should have been submitted to the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. All such officers shall be elected or appointed by the Board of Directors. The Board of Directors may from time to time elect or appoint other officers including a Chairman of the Board, one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may deem advisable. The Chairman of the Board (if such office is filled) shall be a member of the Board of Directors. Any two or more offices may be held by the same person; provided that no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or the Bylaws to be executed, acknowledged or verified by two or more officers. The term of office of each officer shall be the term for which such officer is elected or appointed and until such officer's successor is elected or appointed and qualified, or until such officer's resignation or removal. Each officer shall qualify either by accepting the election or appointment of an office in writing, or by acting on behalf of the Corporation in the capacity of such office. An officer may resign by written notice to the Corporation.

      Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time, with or without cause, by the Board of Directors. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or the Bylaws with respect to term of office, shall not be deemed to create contract rights.

      In addition to the powers, authority and duties of the officers of the Corporation as set forth in the Bylaws, each officer shall have such other powers and authority, and perform such other duties, as may be assigned to or vested in such officer by the Board of Directors from time to time.

      SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board (if such office is filled) shall preside at all meetings of shareholders and of Directors. He shall have such other powers and duties as may from time to time be prescribed by these Bylaws or by resolution of the Board of Directors.

      SECTION 3. PRESIDENT. Subject to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and as such shall supervise and direct the Corporation's affairs and the administration thereof by the other officers, employees or agents of the Corporation. The President shall from time to time make such reports of the business of the Corporation as the Board of Directors may require. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President shall also perform the duties and execute the powers and authority of the Chairman of the Board as provided in the Bylaws and by resolution of the Board of Directors.

      SECTION 4. VICE PRESIDENTS. In case the office of President shall become vacant by death, resignation, or otherwise, or in case of the absence of the President or of the President's disability to discharge the duties of such office, such duties shall, for the time being, devolve upon the Vice President, if any, having seniority by designation, or if not designated, in order of seniority of election in such office.

      SECTION 5. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of shareholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation. The Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct. The Secretary shall have charge of the corporate seal, if any. The Board of Directors shall have power by resolution to delegate any of the powers or duties of the Secretary to other officers.

      SECTION 6. TREASURER. The Treasurer shall be the financial officer of the Corporation. The Treasurer shall have custody of all the funds and securities of the Corporation. The Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as the Board of Directors may designate. The Treasurer may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation, and whenever required by the Board of Directors shall render statements of such accounts. The Board of Directors shall have power by resolution to delegate any of the powers or duties of the Treasurer to other officers.

      SECTION 7. ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Secretary and Assistant Treasurer, having seniority by designation, or if not designated in order of seniority of election, shall perform the duties and exercise the powers of the Secretary and Treasurer, respectively, in case of the absence or disability of the Secretary or Treasurer.

      SECTION 8. GIVING OF BOND BY OFFICERS. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board of Directors shall require.

      SECTION 9. ABSENCE OR DISABILITY. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any of the officers or any Director, or any person whom it may select.

      SECTION 10. VOTING UPON STOCKS. The Chairman of the Board (if such office is filled) and the President, or either of them, shall have the full power and authority on behalf of the Corporation to vote the stock of any other corporation owned by the Corporation, or in the name of the Corporation to execute proxies to vote such stock or execute waivers and consents with respect to such stock or the voting thereof, and to attend meetings of shareholders of any such other corporations and at each such meeting, such officer or officers shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

      SECTION 11. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

      SECTION 1. CERTIFICATES FOR SHARES. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of the capital stock of the Corporation certifying the number of shares represented thereby and in such form, consistent with the Articles of Incorporation and the laws of the State of Michigan, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board (if such office is filled) or the President or a Vice President and may be signed by another officer of the Corporation, and shall not be valid unless so signed. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer or officers who shall have signed or whose facsimile signature has been placed upon any such certificate or certificates shall cease to be such officer or of-nation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer or officers of the Corporation.

      All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the shareholder owning the shares represented thereby with the number of shares and the date of issue thereof shall be entered on the books of the Corporation.

      Except as otherwise provided in the Bylaws, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

      SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. Whenever a person owning a certificate of stock of the Corporation alleges that it has been stolen, lost, or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of such person's knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss. Thereupon the Board of Directors may cause to be issued to such person a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed. Upon the ledger of each new or duplicate certificate so issued shall be noted the fact of such issue and the number, date, and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificate is issued.

      SECTION 3. TRANSFER OF SHARES. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by such holder's attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred properly endorsed for transfer, except as provided in the preceding
Section 2 of this Article V. Books for the transfer of shares of its capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

      SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem appropriate concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

      SECTION 5. LIEN. The Corporation shall have a lien upon all capital stock and property invested in the Corporation f or all debts due it from the owners thereof.

      SECTION 6. DIVIDENDS. Subject to the Articles of Incorporation, the Board of Directors shall have the power to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends, and to declare and pay dividends or make other distributions in cash property or other assets of the corporation, including securities of other corporations and of the Corporation, upon outstanding shares of the capital stock of the Corporation, but only as provided by law.

      Subject to the Articles of Incorporation, any dividends declared upon the capital stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

                                   ARTICLE VI

                               GENERAL PROVISIONS

      SECTION 1. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.

      SECTION 2. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes, bonds or other obligations or orders for the payment of money shall be signed and if so required countersigned by such officer or officers of the Corporation or other persons as the Board of Directors shall from time to time designate.

      SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

      SECTION 4. LOANS, CONTRACTS AND CONVEYANCES. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors, or as otherwise provided by these Bylaws. When so authorized, any officer or agent of the Corporation may obtain loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When so authorized, any officer or agent of the Corporation may pledge, mortgage, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal or real property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board of Directors may from time to time designate the officer or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Corporation. When the execution of an instrument has been authorized without specification of the executing officer or agent, the Chairman of the Board (if such office is filled), the President, any Vice President or the Secretary may execute the same in the name and on behalf of the Corporation.

      SECTION 5. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Bylaws to any person or persons, a waiver of such notice in writing signed by the person or persons entitled to the notice, whether signed before or after the time stated in the notice, shall be deemed equivalent to such notice. Attendance at any meeting, in person or, in the case of a shareholder, by proxy, without objection to the manner in which notice of the meeting has been given, shall be deemed a waiver of notice thereof; except that where such attendance is for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened, then such attendance shall not constitute a waiver of notice.

      SECTION 6. ACTION WITHOUT MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee consent thereto in writing. The consent has the same effect as a vote of the Board of Directors or of the committee for all purposes.

      All written consents shall be promptly filed with the Corporation. Failure to so file any such written consent shall not affect the validity of the action authorized or taken thereby.

      SECTION 7. PARTICIPATION BY COMMUNICATION EQUIPMENT. A shareholder or Director may participate in a meeting of shareholders or Directors (or a committee thereof), respectively, by conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

      Participation in a meeting pursuant to this Section 7 constitutes presence in person at the meeting.

      SECTION 8. INDEMNIFICATION BY THE CORPORATION.

      (a) The Corporation shall indemnify to the full extent permitted by law, as the same exists or may hereafter be amended, every person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including actions by or in the right of the Corporation, by reason of the f act that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement incurred by such person in connection with the action, suit or proceeding; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and, subject to the limitations set forth above, shall include the right, to the fullest extent permitted by law, as the same exists or may hereafter be amended, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

      (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the applicable standard of conduct set forth by applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least two thirds of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 8.

      SECTION 9. INSURANCE. The Corporation shall have power, to the extent now or hereafter provided by law, to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

      SECTION 10. DEALING WITH CORPORATION. A transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the person interested in the transaction establishes any of the following:

      (a) The transaction was fair to the Corporation at the time entered into;

      (b) The material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee, or independent director or directors authorized, approved or ratified the transaction; or

      (c) The material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction.

                                   ARTICLE VII

                                   AMENDMENTS

      SECTION 1. AMENDMENT. The shareholders or the Board of Directors may from time to time amend or repeal the Bylaws or adopt new Bylaws.